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                                                                     EXHIBIT 4.9

                                                                [EXECUTION COPY]

                          FOURTH SUPPLEMENTAL INDENTURE
                                       TO
                                MASTER INDENTURE

                  FOURTH SUPPLEMENTAL INDENTURE TO MASTER INDENTURE, dated as of November 18, 2003 (this "Supplemental Indenture"), between FNANB CREDIT CARD MASTER NOTE TRUST, a statutory trust organized and existing under the laws of the State of Delaware (the "Issuer"), and JPMORGAN CHASE BANK, a bank organized and existing under the laws of the State of New York ("JPMorgan"), not in its individual capacity, but solely as Indenture Trustee (together with its successors in the trusts thereunder as provided in the Master Indenture referred to below, the "Indenture Trustee").

                             PRELIMINARY STATEMENTS

                  WHEREAS, the Issuer and the Indenture Trustee are parties to a Master Indenture dated as of July 1, 2002 (as supplemented, the "Master Indenture") relating to the issuance of asset backed notes by the FNANB Credit Card Master Note Trust;

                  WHEREAS, DC Funding International, Inc., a Delaware corporation ("DC Funding"), as Transferor, First North American National Bank, a national banking association ("FNANB"), as Servicer, Fleet Bank (RI), National Association, a national banking association (the "Bank"), JPMorgan, as Trustee, and the Issuer are parties to an Assignment and Assumption Agreement dated as of November 18, 2003 pursuant to which (i) DC Funding has assigned to the Bank all of DC Funding's rights as Transferor under the Master Indenture (and all Supplemental Indentures) and the Bank has assumed the performance of every covenant and obligation of DC Funding as Transferor under the Master Indenture (and all Supplemental Indentures) and (ii) FNANB has assigned to the Bank all of FNANB's rights as Servicer under the Master Indenture (and all Supplemental Indentures) and the Bank has assumed the performance of every covenant and obligation of FNANB as Servicer under the Master Indenture (and all Supplemental Indentures);

                  WHEREAS, Section 10.2 of the Master Indenture provides that the Issuer and the Indenture Trustee, with the consent of the Holders of Notes representing more than 66-2/3% of the principal balance of the Outstanding Notes of each adversely affected Series, upon satisfaction of the Rating Agency Condition and when authorized by an Issuer Order, may enter into one or more indentures supplemental to the Master Indenture, among other purposes, to add any provisions to, or to change in any manner or eliminate any of the provisions of, the Master Indenture or to modify in any manner the rights of the Holders of the Notes under the Master Indenture; and

                  WHEREAS, the Issuer and the Indenture Trustee are entering into this Supplemental Indenture to amend the Master Indenture as set forth herein;

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                  NOW, THEREFORE, in consideration of the mutual agreements
contained herein, the Issuer and the Indenture Trustee agree as follows:

                  Section 1. Definitions. All terms used in the Preliminary Statements or elsewhere in this Supplemental Indenture that are defined in the Master Indenture have the meanings assigned to them therein, except to the extent such terms are amended or modified in this Supplemental Indenture.

                  Section 2. Amendment of Section 3.4. Section 3.4 of the Master Indenture is hereby amended by substituting "statutory trust" for "business trust" in the second line of such section.

                  Section 3. Amendment of Section 3.9. Section 3.9 of the Master Indenture is hereby amended by deleting subsection (a) of such section in its entirety and by substituting the following therefor:

                           (a) sell, transfer, exchange, or otherwise dispose of any part of the Collateral unless directed to do so by the Indenture Trustee, except as expressly permitted by this Indenture and any Indenture Supplement, the Trust Agreement or the Transfer and Servicing Agreement;

                  Section 4. Amendment of Section 3.19. Section 3.19 of the Master Indenture is hereby amended by deleting such section in its entirety and by substituting the following therefor:

                           Section 3.19 Notice of Events of Default. The Issuer agrees to give a Trustee Officer of the Indenture Trustee and the Rating Agencies prompt written notice of each Event of Default hereunder and written notice of each default on the part of the Servicer or the Transferor of its obligations under the Transfer and Servicing Agreement.

                  Section 5. Amendment of Section 5.1. Section 5.1 of the Master Indenture is hereby amended by deleting such section in its entirety and by substituting the following therefor (solely for convenience, changed text is italicized):

                           Section 5.1 Early Amortization Events.

                           Unless modified with respect to any Series of Notes by the Indenture Supplement for such Series, if any one of the following events shall occur:

                           (a) the Transferor shall consent or fail to object to the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding of or relating to the Transferor or of or relating to all or substantially all of its property, or a decree or order of a court, agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and

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         liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Transferor, or the Transferor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations (any such event described in this clause (a), an "Insolvency Event");

                           (b) the Issuer shall become an "investment company" within the meaning of the 1940 Act; or

                           (c) on or after the Certificate Trust Termination Date, the Transferor shall become unable for any reason to transfer Receivables to the Issuer in accordance with the provisions of the Transfer and Servicing Agreement;

         then, an Early Amortization Event with respect to all Series then outstanding shall occur without any notice or other action on the part of the Indenture Trustee or the Noteholders immediately upon the occurrence of such event. Upon a Responsible Officer of the Indenture Trustee receiving actual notice thereof, the Indenture Trustee shall advise the Rating Agencies in writing of the occurrence of any Early Amortization Event.

                  Section 6. Amendment of Section 8.3. The third paragraph of
Section 8.3(f) of the Master Indenture is hereby amended by deleting the third, fourth and fifth sentences of such paragraph in their entirety and by substituting the following therefor (solely for convenience, changed text is italicized):

         On each Business Day, the Servicer shall determine the Transferor Amount, the Minimum Transferor Amount, the Aggregate Principal Receivables and the Minimum Aggregate Principal Receivables. If, on any Business Day, the Transferor Amount exceeds the Minimum Transferor Amount and the Aggregate Principal Receivables exceeds the Minimum Aggregate Principal Receivables, the Servicer may instruct the Indenture Trustee in writing to withdraw an amount equal to the lesser of such excess amounts (but not to exceed the Excess Funding Amount) from the Excess Funding Account on such day and pay such amount to the Holder of the Exchangeable Transferor Certificate. If, on any Business Day, the Minimum Transferor Amount exceeds the Transferor Amount or the Minimum Aggregate Principal Receivables exceeds the Aggregate Principal Receivables, the Servicer shall deposit Collections of Principal Receivables that would otherwise be distributed to the Transferor on such day into the Excess Funding Account on such day in an amount equal to the greater of such excess amounts.

                  Section 7. Amendment of Section 12.4. Section 12.4 of the Master Indenture is hereby amended by deleting the last sentence of subsection
(b) of such section in its entirety and by substituting the following therefor (solely for convenience, changed text is italicized):

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         A copy of each notice to the Issuer shall be sent in writing and mailed, first-class postage prepaid, to the Administrator at Fleet Bank
         (RI), National Association, c/o Fleet Credit Card Services, L.P., Mail
         Stop: PA EH 066 02L, 680 Blair Mill Road, Horsham, Pennsylvania 19044,
         Attention: President, telecopy number (215) 672-6214, telephone number
         (215) 444-6780, with a copy to General Counsel, Fleet Bank (RI), National Association, Mail Stop: PA EH 066 03S, 680 Blair Mill Road, Horsham, Pennsylvania 19044, telecopy number (215) 674-0220, telephone number (215) 444-2339.

                  Section 8. Amendment of Exhibits. The Master Indenture is hereby amended by adding as Exhibit A to the Master Indenture the exhibit attached as Exhibit A to this Supplemental Indenture.

                  Section 9. Amendment of Annex A.

                  (a) Annex A to the Master Indenture is hereby amended by deleting the definition of "Circuit City."

                  (b) Annex A to the Master Indenture is hereby amended by adding the following definitions:

                           "Assignment and Assumption Agreement" means the Assignment and Assumption Agreement dated as of November 18, 2003 among DC Funding, FNANB, the Bank, the Trustee (as defined in the Pooling and Servicing Agreement) and the Issuer, as amended, supplemented or otherwise modified from time to time.

                           "Assumption Date" means November 18, 2003.

                           "FNANB" means First North American National Bank, a national banking association, and any successor thereto.

                           "Restructure Date" means December 31, 2001.

                  (c) Annex A to the Master Indenture is hereby amended by deleting clause (v) of the definition of "Eligible Investments" in its entirety and by substituting the following therefor (solely for convenience, changed text is italicized):

                           (v) money market funds having, at the time of investment, a rating in the highest rating category assigned by Moody's and Standard & Poor's (and a rating in the highest rating category assigned by Fitch if Fitch is a Rating Agency for any then outstanding Series and such money market funds are rated by Fitch), including, without limitation, money market funds for which the Trustee (as defined in the Pooling and Servicing Agreement) or the Indenture Trustee or any Affiliate of the Trustee (as defined in the Pooling and Servicing Agreement) or the Indenture Trustee is investment manager or advisor;

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                  (d) Annex A to the Master Indenture is hereby amended by
deleting clauses (iii), (iv), (v) and (xii) of the definition of "Eligible Receivable" in their entirety and by substituting the following therefor (solely for convenience, changed text is italicized):

                           (iii) with respect to which all material consents, licenses, approvals or authorizations of, or registrations with, any Governmental Authority required to be obtained or given by FNANB (in the case of a Receivable created before the Assumption Date) or the Bank (in the case of a Receivable created on or after the Assumption
         Date) in connection with the creation of such Receivable or the execution, delivery and performance by FNANB (in the case of a Receivable created before the Assumption Date) or the Bank (in the case of a Receivable originated on or after the Assumption Date) of the related Account Agreement have been duly obtained or given and are in full force and effect as of such date of creation;

                           (iv) which, in the case of a Receivable created on or after the Restructure Date but before the Assumption Date, has been the subject of a valid sale by FNANB to DC Funding of all of FNANB's right, title and interest in such Receivable pursuant to the Receivables Purchase Agreement;

                           (v) (A) which, in the case of a Receivable created on or after the Certificate Trust Termination Date, has been the subject of either a valid transfer and assignment from the Transferor to the Issuer of all of the Transferor's right, title and interest therein or the grant of a first priority perfected security interest therein (and in the proceeds thereof to the extent set forth in Section 9-315 of the UCC as in effect in the Relevant UCC State), effective until the termination of the Issuer, and (B) as to which, in the case of a Receivable created on or after the Certificate Trust Termination Date, at the time of the transfer of such Receivable to the Issuer, the Transferor or the Issuer will have good and marketable title, free and clear of all Liens (other than Liens permitted under Section 2.5(b) of the Transfer and Servicing Agreement);

                           (xii) which was originated by FNANB (in the case of a Receivable originated before the Assumption Date) or the Bank (in the case of a Receivable originated on or after the Assumption Date) in the ordinary course of business.

                  (e) Annex A to the Master Indenture is hereby amended by deleting the definitions of "Account," "Account Agreements," "Account Guidelines," "Administrator," "Bank," "Business Day," "Business Trust Statute," "Corporate Trust Office," "Creation Date," "Eligible Account," "Excess Automatic Additional Accounts," "Insurance Policies," "Interchange," "Interchange Amount," "Lien," "Minimum Aggregate Principal Receivables," "Pooling and Servicing Agreement," "Receivables Purchase Agreement," "Relevant UCC State," "Transfer and Servicing Agreement," "Transferred Account," "Transferor," "Trust" and "Trust Agreement" in their entirety and by substituting the following therefor (solely for convenience, changed text is italicized):

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                           "Account" means each MasterCard(R) or VISA(R) credit
         card account originated by FNANB or the Bank which (i) is identified in the Bank's master computer files or other appropriate books and records as an account subject to the Pooling and Servicing Agreement or the Transfer and Servicing Agreement or (ii) is identified in a computer file or microfiche list delivered to the Trustee (as defined in the Pooling and Servicing Agreement) by the Transferor (or its predecessors) pursuant to Section 2.1 or 2.6 of the Pooling and Servicing Agreement or to the Indenture Trustee by the Transferor pursuant to Section 2.1 or 2.6 of the Transfer and Servicing Agreement. The term "Account" shall include (A) each Transferred Account, (B) each Additional Account, but only from and after the Additional Account Closing Date with respect thereto, (C) each Automatic Additional Account, but only from and after the Creation Date with respect thereto, and (D) each Removed Account, but only prior to the Removal Date with respect thereto.

                           "Account Agreements" means the account agreements substantially in the forms attached as Exhibit A, as such agreements may be amended from time to time.

                           "Account Guidelines" means the written policies and procedures of the Bank relating to the servicing of the Accounts, including, without limitation, the policies and procedures for determining the creditworthiness of customers and the extension of credit to customers and relating to the maintenance of MasterCard and VISA credit card accounts and the collection of receivables, as such policies and procedures may be amended from time to time in accordance with Section 2.5(c) of the Pooling and Servicing Agreement and Section 2.5(c) of the Transfer and Servicing Agreement.

                           "Administrator" means the Bank, in its capacity as administrator under the Administration Agreement, and any successor in that capacity.

                           "Bank" means Fleet Bank (RI), National Association, a national banking association, and any successor thereto.

                           "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in Philadelphia, Pennsylvania or New York, New York (or, with respect to any Series, any additional city specified in the related Supplement) are authorized or obligated by law or executive order to be closed.

                           "Business Trust Statute" means Title 12, Chapter 38 of the Delaware Code, which chapter was amended effective as of September 1, 2002 to substitute, in general, "statutory trust" for "business trust" throughout such chapter.

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                           "Corporate Trust Office" means

                           (a) for the Indenture Trustee, the principal office at which at any particular time its corporate trust business shall be administered, which office at the Assumption Date is located at 4 New York Plaza, 6th Floor, New York, New York 10004; and

                           (b) for the Owner Trustee, the principal office at which at any particular time its corporate trust business shall be administered, which office at the Assumption Date is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890,
         Attention: Corporate Trust Administration.

                           "Creation Date" means (i) with respect to any Account, the Business Day on which such Account is first identified in accordance with Section 2.1 or 2.6 of the Pooling and Servicing Agreement or Section 2.1 or 2.6 of the Transfer and Servicing Agreement as an account subject to the Pooling and Servicing Agreement or the Transfer and Servicing Agreement and (ii) with respect to any Receivable, the date on which such Receivable is created.

                           "Eligible Account" means, with respect to Accounts existing on the Initial Closing Date, as of the Initial Cut-Off Date, with respect to Additional Accounts, as of the related Additional Account Cut-Off Date, and with respect to Automatic Additional Accounts (including Automatic Additional Accounts included as Accounts prior to the Certificate Trust Termination Date), as of the related Creation Date, each Account (i) which is in existence and owned by FNANB (before the Assumption Date) or the Bank (on or after the Assumption Date),
         (ii) which is payable in United States dollars, (iii) the credit card or cards related to which have not been reported lost or stolen or designated fraudulent, (iv) which was created in accordance with, or under standards no less stringent than, the Account Guidelines, (v) which is not identified by FNANB (in the case of Accounts for which the Creation Date is before the Assumption Date) or the Bank (in the case of Accounts for which the Creation Date is on or after the Assumption
         Date) in its computer files as having been canceled due to the bankruptcy, insolvency or death of the related Obligor, (vi) the receivables in which have not been charged off as uncollectible prior to the Initial Cut-Off Date, the Additional Account Cut-Off Date or the Creation Date, as applicable, in accordance with the Account Guidelines, (vii) the receivables in which have not been assigned, pledged or sold (other than pursuant to the Receivables Purchase Agreement, the Pooling and Servicing Agreement or the Transfer and Servicing Agreement), (viii) the Obligor of which has provided, as its most recent billing address, an address in the United States or its territories or possessions or a United States military address (provided, however, that up to 1% of the Accounts (based on the aggregate outstanding balance of the receivables in such Accounts as a percentage of the aggregate outstanding balance of all Receivables) may have an Obligor which has provided, as its most recent billing address, an address outside the United States and its territories and possessions which is not a United States

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         military address) and (ix) with respect to which neither the Transferor nor any Affiliate of the Transferor is the Obligor.

                           "Excess Automatic Additional Accounts" means, with respect to any calendar quarter or any period of twelve consecutive months, all Automatic Additional Accounts designated by FNANB or the Transferor during such calendar quarter or such twelve month period after the designation of the Automatic Additional Account that caused the number of Automatic Additional Accounts designated during such calendar quarter or such twelve month period to equal the applicable Aggregate Automatic Addition Limit.

                           "Insurance Policies" means any credit insurance policies offered through FNANB or the Bank with respect to the Accounts.

                           "Interchange" means interchange fees payable to the Bank, in its capacity as credit card issuer, through MasterCard International Incorporated or VISA USA Incorporated, with respect to the Accounts.

                           "Interchange Amount" means, with respect to any Collection Period, the amount of Interchange paid to the Bank with respect to such Collection Period.

                           "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, participation, deposit arrangement, encumbrance, lien (statutory or other), preference, priority right or interest or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, other than any lien or filing made pursuant to the Indenture, any assignment or transfer made pursuant to Section 6.9 or 7.2 of the Pooling and Servicing Agreement, any assignment or transfer made pursuant to the Assignment and Assumption Agreement, any assignment or transfer made pursuant to Section 3.8 of the Indenture, or any assignment or transfer made pursuant to Section 4.2 of the Transfer and Servicing Agreement.

                           "Minimum Aggregate Principal Receivables" means, on any date of determination, an amount equal to the aggregate of the amounts set forth in each Indenture Supplement for each then outstanding Series as the "Minimum Aggregate Principal Receivables" for such Series on such date minus the Excess Funding Amount on such date.

                           "Pooling and Servicing Agreement" means the Second Amended and Restated Master Pooling and Servicing Agreement dated as of November 18, 2003 between the Bank and JPMorgan Chase Bank (successor trustee to First Union National Bank), as the same may be amended, supplemented or otherwise modified from time to time.

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                           "Receivables Purchase Agreement" means the
         Receivables Purchase Agreement dated as of December 31, 2001, as amended, between FNANB and DC Funding, and acknowledged and accepted by the Trustee (as defined in the Pooling and Servicing Agreement), which agreement was terminated as of the Assumption Date.

                           "Relevant UCC State" means (i) before the Certificate Trust Termination Date, all jurisdictions where a UCC filing is required to perfect and maintain the security interest of the Trustee (as defined in the Pooling and Servicing Agreement) in the Receivables and the proceeds thereof and (ii) on and after the Certificate Trust Termination Date, all jurisdictions where a UCC filing is required to perfect and maintain the security interest of the Issuer in the Receivables and the proceeds thereof.

                           "Transfer and Servicing Agreement" means the Transfer and Servicing Agreement dated as of July 1, 2002, as amended, between the Issuer and the Bank, and acknowledged and accepted by the Indenture Trustee, as the same by be amended, supplemented or modified from time to time.

                           "Transferor" means the Bank, as transferor of the Receivables created on or after the Assumption Date.

                           "Transferred Account" means a MasterCard or VISA credit card account with respect to which a new credit card account number has been issued by FNANB or the Bank in accordance with its usual and customary servicing practices and in accordance with the Account Guidelines, and which can be traced or identified by reference to or by way of the computer files or microfiche lists delivered to the Trustee (as defined in the Pooling and Servicing Agreement) pursuant to Sections 2.1 and 2.6 of the Pooling and Servicing Agreement or to the Indenture Trustee pursuant to Sections 2.1 and 2.6 of the Transfer and Servicing Agreement as an account into which an Account has been transferred (including such transfers occurring between the Initial Cut-Off Date and the Initial Closing Date and between any Additional Account Cut-Off Date and the related Additional Account Closing Date).

                           "Trust" means the FNANB Credit Card Master Note Trust, a Delaware statutory trust.

                           "Trust Agreement" means the Trust Agreement dated as of July 1, 2002, as amended, between the Bank and the Owner Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

                  Section 10. Incorporation of Master Indenture. The Master Indenture as amended by this Supplemental Indenture is hereby incorporated by reference and forms a part of this instrument with the same force and effect as if set forth in full herein. In the event that any term or provision contained herein shall conflict or be inconsistent with any term or provision contained in the Master Indenture, the terms and provisions of this Supplemental Indenture shall

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govern. After the date hereof, any reference to the Master Indenture shall mean the Master Indenture as amended by this Supplemental Indenture.

                  Section 11. Ratification of Master Indenture. As amended by this Supplemental Indenture, the Master Indenture is in all respects ratified and confirmed, and the Master Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

                  Section 12. Counterparts. This Master Indenture may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

                  Section 13. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

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                  IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Supplemental Indenture to be duly executed by their respective officers as of the day and year first above written.

                                           FNANB CREDIT CARD MASTER NOTE TRUST,
                                           as Issuer

                                           By: WILMINGTON TRUST COMPANY,
                                           not in its individual capacity but
                                           solely as Owner Trustee

                                           By: /s/ Patricia A. Evans
                                               --------------------------------
                                                Name:  Patricia A. Evans
                                                Title: Assistant Vice President

                                           JPMORGAN CHASE BANK,
                                           not in its individual capacity but
                                           solely as Indenture Trustee

                                           By: /s/ Wen Hao Wang
                                               --------------------------------
                                                Name:  Wen Hao Wang
                                                Title: Asst. Vice President

Acknowledged and Accepted:

FLEET BANK (RI), NATIONAL ASSOCIATION,
as Transferor and as Servicer

By: /s/ Jeffrey A. Lipson
    -----------------------------
     Name:  Jeffrey A. Lipson
     Title: Vice President

FNANB Bankcard Portfolio Sale
Fourth Supplemental Indenture to Master Indenture
November 18, 2003

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                                    Exhibit A
                               Account Agreements

                                [TO BE ATTACHED]